CCG Reports 2Q13 FFOA of $0.19/Dil. Share

– Same Store Quarterly NOI Up 5.8% –
– Same Store Operating Margin Up 150bps to 53.5% –
– Same Store Rental RevPOB Up 1.7% –
– Leasing of 84.4% at All Grove and Copper Beech Properties –
– 90bps Y-o-Y Leasing Spread at 32 Wholly-Owned, Up 50bps from June NAREIT –
– Acquisition of Hotel in Montréal for Conversion to Upscale Student Housing Tower –

Charlotte, NC – July 30, 2013 – Campus Crest Communities, Inc. (NYSE: CCG) (the “Company”), a leading developer, builder, owner and manager of high-quality student housing properties, today announced results for the three and six months ended June 30, 2013.

Highlights

Operations

•	$0.19 Funds From Operations Adjusted (“FFOA”) per diluted share for the quarter

•	Solid gains in quarterly wholly-owned same store results:

o	5.8% increase in quarterly Net Operating Income (“NOI”)

o	90 basis point increase in average quarterly occupancy to 91.0%

o	1.7% increase in rental revenue per occupied bed (“RevPOB”)

o	5.3% increase in services RevPOB

o	150 basis point increase in operating margin

•	32.0% increase in quarterly student housing rental and services revenue helping drive a 270 basis point margin expansion to 54.7%

•	84.4% pre-leased at all Grove and Copper Beech properties for the 2013/2014 academic year as of July 28, 2013

o	82.9% pre-leased across our Grove portfolio up 50 basis points

o	35-property Copper Beech portfolio was 86.6% pre-leased

Growth

•	Announced selection of CCG by Beaumont Partners to be a partner in a venture that acquired the 711 room, 33-story Delta Centre-Ville Hotel in downtown Montréal, Québec for C$60.0 million

o	Partnership intends to convert it into an upscale student housing tower serving a market of nearly 200,000 students to open for the 2014/2015 academic year

1

•	6 new Grove properties and phase II of The Grove at Flagstaff are on-schedule for opening in 2013/2014 academic year[1]

•	Continued progress on projects for 2014/2015 academic year delivery with a solid pipeline:

o	Two Grove joint venture properties – The Grove at Greensboro and The Grove at Louisville

o	The Grove at Cira Centre South – urban market concept in Philadelphia

•	Commencement of two new Grove wholly-owned properties – The Grove at Slippery Rock and The Grove at Grand Forks – for 2014/2015 academic year delivery with a total cost of $58.1 million

Financial Results for the Three and Six Months Ended June 30, 2013

For the three and six months ended June 30, 2013, Funds From Operations (“FFO”) and FFOA are shown in the table below.

FFO/FFOA
	Three Months Ended June 30,
		Per share -		Per share
($mm, except per share)	2013	diluted	2012	diluted
FFO	$12.8	$0.20	$5.6	$0.18
Write-Off of Unamortized Deferred Financing Fees	-	-	-	-
Elimination of transactions costs	0.2	0.00	-	-
Elimination of FV adjustment of CB debt	(0.8)	(0.01)	-	-
FFOA	$12.2	$0.19	$5.6	$0.18

	Six Months Ended June 30,
		Per share		Per share
($mm, except per share)	2013	diluted	2012	diluted
FFO	$20.9	$0.38	$10.2	$0.33
Write-Off of Unamortized Deferred Financing Fees	-	-	1.0	0.03
Elimination of transactions costs	0.6	0.01	-	-
Elimination of FV adjustment of CB debt	(0.9)	(0.02)	-	-
FFOA	$20.6	$0.37	$11.2	$0.36

A reconciliation of net income attributable to common stockholders to FFO and FFOA can be found at the end of this release.

For the three months ended June 30, 2013, the Company reported total revenues of $38.9 million and net income attributable to common stockholders of $2.8 million, compared to $35.4 million and $(0.7) million, respectively, in the same period in 2012. For the six months ended June 30, 2013, the Company reported total revenues of $74.2 million and net income attributable to common stockholders of $3.8 million, compared to $68.3 million and $(2.3) million, respectively, in the same period in 2012.

1A fire partially destroyed The Grove at Pullman, WA on July 14, 2013

2

“This has been another solid quarter, as our teams continue to benefit from investments we have made in our people, systems and practices. Our same store properties continue to show positive gains in occupancy, revenue and expense management, while leasing across the portfolio is up over the prior year,” commented Ted W. Rollins, Co-Chairman and Chief Executive Officer of Campus Crest. “Additionally, we are excited to have closed our first full quarter with Copper Beech as part of the team and to be selected as the partner of choice for a leading international investment group on our Canadian JV. Our pipeline of new properties remains strong, and we look forward to deploying our multi-brand strategy across the U.S. while strengthening operations and continuing to proactively manage our balance sheet.”

Operating Results

For the three and six months ended June 30, 2013, results for wholly-owned same store properties were as follows:

Same Store Results
	Three Months Ended June 30,			Six Months Ended June 30,
($mm)	2013	2012	Change	2013	2012	Change

Number of Assets	27	27		27	27
Number of Beds	13,884	13,884		13,884	13,884
Occupancy	91.0%	90.1%	90 bps	91.4%	90.1%	130 bps
Total Revenues	$19.1	$18.6	2.8%	$38.1	$37.2	2.5%
NOI	$10.2	$9.7	5.8%	$20.4	$19.7	3.7%
NOI Margin	53.5%	52.0%	150 bps	53.6%	52.9%	70 bps

The improvement in same-store NOI for three and six months was driven by higher RevPOB, increased occupancy and expense management.

NOI margin is calculated by dividing NOI for the period by total student housing rental and services revenues for the period. A reconciliation of net income attributable to common stockholders to NOI can be found at the end of this release. In addition, details regarding same store NOI and calculations thereof may be found in the Supplemental Analyst Package.

Portfolio & Leasing Update

As of June 30, 2013, the Company owned interests in 86 properties totaling 45,205 beds across the United States. Approximately 62% of the beds are branded The Grove, while 37% are branded Copper Beech. The remaining 1% of beds is a 629-bed redevelopment at the University of Toledo that will remain operational for the 2012/2013 academic year, and the Company expects to begin renovations during the 2013/2014 academic year.

3

The portfolio overview and the 2012/2013 academic year occupancy status as of June 30, 2013 are outlined in the table below. In addition, the table includes 2013/2014 academic year pre-leasing.

PORTFOLIO LEASING & OCCUPANCY STATUS

Portfolio Overview
	# of			Pre-leasing		Occupancy
Property	Properties	Units	Beds	07/28/13	07/28/12	06/30/13	06/30/12

Total Operatng Wholly-Owned[1]	32	6,248	16,936	86.0%	85.1%	91.9%	91.5%

Total Operating Joint Venture	7	1,422	3,948	74.6%	70.6%	77.8%	82.1%

Wholly-Owned - 2013 Deliveries[2,3]	3	704	1,972	83.9%	n/a	n/a	n/a
Joint Venture - 2013 Deliveries	3	664	1,784	70.9%	n/a	n/a	n/a
Total 2013 Deliveries	6	1,368	3,756	77.7%	n/a	n/a	n/a

Total Grove Leasing Portfolio	45	9,038	24,640	82.9%	82.4%	89.2%	90.3%

Toledo, OH Redevelopment[4]	1	382	629	35.6%	n/a	65.2%	n/a

Total Copper Beech	35	6,242	16,645	86.6%	n/a	96.4%	n/a

Total Leasing Portfolio	81	15,662	41,914	83.8%	82.4%	91.9%	90.3%

Total 2014 Deliveries	5	1,237	3,291	n/a	n/a	n/a	n/a

Total Portfolio	86	16,899	45,205	83.8%	82.4%	91.9%	90.3%

Total Grove and Copper Beech Portfolio (excl. 2014 deliveries)	80	15,280	41,285	84.4%	82.4%	92.4%	90.3%

Note: Excludes the acquisition in Montréal, Québec, which occurred in July 2013.

1 Includes The Grove at Nacogdoches - Phase II.

2 Includes The Grove at Flagstaff - Phase II.

3 On July 14, 2013, there was a fire at The Grove at Pullman, WA. The Company is still working with local authorities, the university, and its insurance provider in evaluating the situation.

4 As part of the initial renovation plan, one building comprised of 121 beds will be removed. These 121 beds are not being pre-leased for the 2013/2014 academic year. The Company will give a further update on the renovation plan in the 2013/2014 academic year.

•	All 50 Grove properties were built, renovated or are being built by the Company or its predecessor. The median distance to campus of the portfolio is 0.5 miles with an average age of 3.0 years as of June 30, 2013.

•	The redevelopment property is located adjacent to the University of Toledo campus and was acquired by the Company in March 2013.

•	30 of 35 Copper Beech properties were built, renovated or are being built by Copper Beech. The median distance to campus of the portfolio is 1.2 miles with an average age of 7.5 years as of June 30, 2013.

In the early morning of July 14, 2013, The Company experienced a fire at its development at The Grove at Pullman. The Company is currently in the process of assessing the financial impact of this event. While no assurances can be given, after taking into account our existing insurance coverage, we believe that the damages sustained as a result of this fire will not have a material adverse effect on our financial position or results of operations. Further discussion of the fire at The Grove at Pullman, WA will occur on the earnings call.

Development and Acquisition Activity

Wholly-Owned and Joint Venture Development

The Company continues to maintain an active pipeline of development opportunities. It currently is conducting due diligence in approximately 80 markets, with land identified and under letter of intent or contract in approximately 30 of these markets for either a Grove or Copper Beech project. At an approximate cost of $25 million per project, this represents a total pipeline under control of approximately $750 million.

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2013/2014 Academic Year Deliveries – The Grove

The Company is scheduled to deliver six 2013/2014 academic year Grove-branded projects and an expansion at The Grove at Flagstaff in the third quarter of 2013.  Total estimated costs for these developments are approximately $184.7 million. These investments are split between wholly-owned and joint ventures with Harrison Street Real Estate Capital (“HSRE”) as follows:

•	3 wholly-owned projects and a Flagstaff phase II expansion with total estimated project costs of approximately $101.5 million

•	3 joint venture projects with total estimated project costs of $83.2 million. The Company will own 20.0% of the joint venture projects being developed, with HSRE owning the balance

2014/2015 Academic Year Deliveries – The Grove

In the first quarter, the Company announced the commencement of construction of two joint venture projects with HSRE at the University of North Carolina at the Greensboro and University of Louisville. The two projects are scheduled for delivery for the 2014/2015 academic year and have total estimated project costs of $65.6 million. The Company will own 30.0% of the two assets.

During the quarter ended June 30, 2013, the Company also commenced construction of two wholly-owned projects at Slippery Rock University and the University of North Dakota. The project is scheduled for delivery for the 2014/2015 academic year and has a total estimated project cost of $29.9 million and $28.2 million, respectively. Select highlights for the projects include:

•	In close proximity to Slippery Rock University of Pennsylvania, this large, rolling 30-acre site will include a unique mixture of two-story buildings, three-story buildings and townhomes. In addition, a new cottage-style leasing office will be constructed which will later be converted into the permanent onsite management residence. In total, the project will include 603 beds.

•	Ideally situated adjacent to campus, and directly across from the campus golf course, the site is conveniently located to both the University of North Dakota and the Alerus Center. Residents can travel to campus via South 42nd Street or by means of a bike/walking trail. The three-story prototype will include 600 beds. The Grove will be the first purpose-built student housing community in Grand Forks.

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The Company’s joint venture partnership with Brandywine Realty Trust and HSRE continues to make progress on the development of the 33-story, 850-bed student housing tower, The Grove at Cira Centre South, on a site leased from the University of Pennsylvania. Campus Crest and Brandywine each own 30.0% of the joint venture, while HSRE owns 40.0%. Construction commenced in January with a targeted completion date for fall 2014; leasing is expected to begin in fall 2013.

Details of the Company’s Grove-branded developments are as follows:

2013/2014 Academic Year Deliveries
Project	Primary University Served	Total Enrollment[1]	Miles to Campus	Units	Total Beds	Est. Cost ($mm)
Wholly-Owned
The Grove at Ft. Collins	Colorado State University	26,769	On Campus	218	612	$32.9

The Grove at Muncie	Ball State University	17,851	0.1	216	584	25.3

The Grove at Pullman[4]	Washington State University	19,989	0.0	216	584	30.4

The Grove at Flagstaff - Phase II	Northern Arizona University	18,292	0.2	54	192	12.8

Average/Median/Sub Total[2]		20,725	0.0	704	1,972	$101.4

Joint Venture[3]
The Grove at Indiana	Indiana University of Pennsylvania	15,379	0.6	224	600	$27.6

The Grove at Norman	University of Oklahoma	24,144	0.6	224	600	27.0

The Grove at State College	Penn State University	44,679	0.8	216	584	28.6

Average/Median/Sub Total[2]		28,067	0.6	664	1,784	$83.2

Average/Median/Total[3]		23,872	0.2	1,368	3,756	$184.6

1 All data is from each school's website as of fall 2012

2 Total Enrollment is an average, Miles to Campus is the median, while others are totals.

3 The Company owns a 20.0% interest in the joint venture projects, with Harrison Street Real Estate owning the balance. Total gross fees to the Company for the joint venture projects are approximately $8.1 million, of which $7.0 million has been earned through June 30, 2013.

4 On July 14, 2013, there was a fire at The Grove at Pullman, WA. The Company is still working with local authorities, the university, and its insurance provider in evaluating the situation.

2014/2015 Academic Year Deliveries
Project	Primary University Served	Total Enrollment[1]	Miles to Campus	Units	Total Beds	Est. Cost ($mm)
Wholly-Owned
The Grove at Slippery Rock	Slippery Rock University	8,559	0.3	201	603	$29.9

The Grove at Grand Forks	University of North Dakota	15,250	0.1	224	600	28.2

Average/Median/Sub Total[2]		11,905	0.2	425	1,203	$58.1

Joint Venture[3]
The Grove at Cira South	University of Pennsylvania	24,725	On Campus	344	850	$158.5
	Drexel University	25,500	0.2

The Grove at Greensboro	University of North Carolina Greensboro	18,172	0.5	216	584	27.3

The Grove at Louisville	University of Louisville	22,293	0.1	252	654	38.3

Average/Median/Sub Total[2]		22,673	0.1	812	2,088	$224.1

Average/Median/Total[2]		19,083	0.2	1,237	3,291	$282.2

1 All data is from each school's website as of fall 2012.

2 Total Enrollment is an average, Miles to Campus is the median, while others are totals.

3 The Company owns a 30.0% interest in the joint venture projects. Harrison Street Real Estate owns the balance of all projects, except for The Grove at Cira Centre South which is owned 40% by Harrison Street and 30% by Brandywine Realty Trust. Total gross fees to the Company for the joint venture projects are approximately $10.5 million, of which $1.5 million has been earned through June 30, 2013.

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2013/2014 Academic Year Deliveries – Copper Beech

Copper Beech is scheduled to deliver two 2013/2014 academic year phase II projects in the third quarter of 2013.  Development on these projects has commenced and is progressing according to plan. The total investment in these projects is approximately $23.3 million.  Details of the developments are as follows:

2014/2015 Academic Year Deliveries
Project	Primary University Served	Total Enrollment[1]	Miles to Campus	Units	Total Beds	Est. Cost ($mm)
Copper Beech Joint Venture

Copper Beech at Mount Pleasant - Phase II	Central Michigan University	20,504	0.7	119	256	$12.2

Copper Beech at Statesboro - Phase II	Georgia Southern University	20,574	0.3	82	262	11.1

Average/Median/Total[2]		20,539	0.5	201	518	$23.3

1 All data is from each school's website as of fall 2012.

2 Total Enrollment is an average, Miles to Campus is the median, while others are totals.

2014/2015 Academic Year Deliveries – Redevelopments

Toledo, OH Acquisition

In the coming weeks, the Company expects to demolish one of the buildings containing 121 beds at the 629-bed student housing property in Toledo, OH; it is not currently leasing beds in the subject building. The Company expects to provide further details on the renovation of the property later in the 2013/2014 academic year.

Montréal, Québec Acquisition

On July 9, 2013, the Company announced a joint venture partnership that acquired the 711 room, 33-story Delta Centre-Ville Hotel in downtown Montréal, Québec with plans to convert it into an upscale student housing tower.

The joint venture was formed with Beaumont Partners, to which the Company will own 20.0% and Beaumont will own 80.0%. The acquisition price was approximately C$60.0 million, including closing costs, fees and reserves. The partnership expects to obtain redevelopment financing later this year to fund the conversion of the hotel into an upscale student housing tower featuring a mix of single and double units. The redevelopment of the tower is slated to be completed for the fall of 2014, with leasing to begin in the fall of 2013.

The Company expects to provide further details on the renovation later in the 2013/2014 academic year.

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Copper Beech Acquisition

As discussed last quarter, on February 27, 2013, the Company announced that it signed a purchase and sale agreement to acquire Copper Beech. The initial stage of the investment represents a 48.0% equity interest in a portfolio of 35 student housing properties. Pursuant to the purchase and sale agreement, the Company has the right, but not the obligation, to acquire the remaining 52.0% interest in the Copper Beech portfolio in stages over a period of up to three years at fixed prices. Total consideration for the initial stage of the investment includes $230.2 million to acquire equity interests and repay debt in Copper Beech and a $31.7 million loan to the existing investors. The loan carries an interest rate of 8.5% per annum, has a term of three years and is secured by the investors’ remaining equity stakes in Copper Beech.

Following its successful $312.7 million equity offering that closed in early March 2013, the Company invested on March 18, 2013, approximately $121.4 million, consisting of approximately $47.1 million for the acquisition of equity interests and approximately $74.3 million for the repayment of debt, in certain assets and extended the $31.7 million loan to the existing investors.

The Company expects to complete the acquisition of additional properties at such time as it obtains the requisite lender consent relating thereto. The Company expects to obtain all such consents and to complete the acquisition of the CB Portfolio on or before the end of the third quarter of 2013. As of June 30, 2013, the Company held an effective 30.0% interest in the Copper Beech portfolio.

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Balance Sheet and Capital Markets

The Company proactively manages its balance sheet and looks to opportunistically access capital to fund growth and maintain a conservative capital structure. Details of the capital structure and the outstanding debt as of June 30, 2013 follow:

CAMPUS CREST COMMUNITIES

CAPITAL STRUCTURE AS OF JUNE 30, 2013
(in $000s, except per share data)

Capital Structure and Debt Summary

Closing common stock price at June 28, 2013			$11.54

Common stock			63,778
Operating partnership units			436
Restricted stock			765
Total shares and units outstanding			64,979

Total equity market value			$749,862
Total preferred equity outstanding			57,500
Total consolidated debt outstanding			414,478
Total market capitalization			$1,221,840

Debt to total market capitalization			33.9%
Debt to gross assets[1]			33.9%

Total Number of Unencumbered Operating Properties			20

		% of Total	Weighted	Average
	Principal	Principal	Average	Years to
Wholly-Owned Debt[2,3]	Outstanding	Outstanding	Interest Rate	Maturity

Fixed rate mortgage loans	$166,128	40.1%	4.95%	5.9
Construction loans	58,980	14.2%	2.81%	1.4
Variable rate credit facility	153,000	36.9%	1.93%	3.5
Other debt[4]	36,370	8.8%	3.01%	1.7
Total/Weighted Average	$414,478	100.0%	3.36%	4.0

1 Gross assets is defined as total assets plus accumulated depreciation, as reported in the Company's June 30, 2013 consolidated balance sheet.

2 Excludes joint venture debt of $33.3 million, of which the Company is a 49.9% owner, $16.9 million, of which the Company is 20.0% owner, $45.7 million, of which the Company is a 10.0% owner, and $20.4 million, of which the Company is a 20.0% owner. The Company is the guarantor of these loans.

3 Excludes Copper Beech joint venture debt of $486,225, of which the Company will be a 48.0% owner upon completion of the Copper Beech transaction announced on February 27, 2013. The total pro forma debt upon completion is expected to be $469,100, excluding the two construction loans for the phase II development projects for delivery in fall 2013.

4 Includes a $33,376 unsecured loan that helped facilitate the Company's recent acqusition in Montreal, Canada. The Company and its joint venture partner intend to obtain a secured acqusition and development loan in 2013 to repay this note and fund the redevelopment of the Montreal project.

On June 3, 2013, the Company announced it had established a $100 million At-the-Market common equity offering program. As of June 30, 2013, the Company had not sold any shares under the program.

Dividends

Q2 2013

On April 24, 2013, the Company announced that its Board of Directors declared its second quarter 2013 common stock dividend of $0.165 per share. The dividend was payable on July 10, 2013 to stockholders of record as of June 26, 2013.

The Board of Directors also declared a cash dividend of $0.50 per Series A Cumulative Redeemable Preferred Share for the second quarter of 2013. The preferred share dividend was payable on July 15, 2013 to stockholders of record as of June 26, 2013.

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Q3 2013

On July 22, 2013, the Company announced that its Board of Directors declared its third quarter 2013 common stock dividend of $0.165 per share. The dividend is payable on October 9, 2013 to stockholders of record as of September 25, 2013.

The Board of Directors also declared a cash dividend of $0.50 per Series A Cumulative Redeemable Preferred Share for the third quarter of 2013. The preferred share dividend is payable on October 15, 2013 to stockholders of record as of September 25, 2013.

2013 Earnings Guidance and Outlook

Based on management’s current estimates of market conditions and future operating results, the Company reaffirms its previous guidance for full year 2013 FFOA per fully diluted share of $0.82 to $0.88. The guidance excludes non-recurring and non-cash items, such as the write-off of deferred financing costs as a result of early payoff of financings, transaction costs associated with the Copper Beech investment or other acquisitions and the mark-to-market adjustment of the Copper Beech debt.

Conference Call Details

The Company will host a conference call on Wednesday, July 31, 2013, at 9:00 a.m. (Eastern Time) to discuss the financial results.

The call can be accessed live over the phone by dialing 877-407-0789, or for international callers, 201-689-8562. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176, or for international callers, 858-384-5517. The pin number for the replay is 417679. The replay will be available until August 7, 2013.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company's website at http://investors.campuscrest.com/.

Supplemental Schedules

The Company has published a Supplemental Analyst Package in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found under the “Earnings Center” tab in the Investor Relations section of the Company’s web site at http://investors.campuscrest.com/.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading developer, builder, owner and manager of high-quality student housing properties located close to college campuses in targeted U.S. markets. It has ownership interests in 84 student housing properties and over 44,002 beds across the United States, of which 72 are operating and 12 are development or redevelopment properties. Additionally, the Company acquired the 711 room, 33-story Delta Centre-Ville Hotel in downtown Montréal, Québec with plans to convert it into an upscale student housing tower. The Company is an equity REIT that differentiates itself through its vertical integration and consistent branding across the portfolio through two unique brands targeting different segments of the college student population. The Grove® brand offers more traditional apartment floor plans and focuses on customer service, privacy, on-site amenities and a proprietary residence life program. The Copper Beech brand and townhome product offers more residential-type living to students looking for a larger floor plan with a front door and back porch. Additional information can be found on the Company's website at http://www.campuscrest.com.

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Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements in this press release include, among others, the performance of properties in occupancy and yield targets, outlook and guidance for full year 2013 FFO and the related underlying assumptions, growth and development opportunities, leasing activities, financing strategies, and development and construction projects. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

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Contact:

Thomas Nielsen, Investor Relations

(704) 496-2571

Investor.Relations@CampusCrest.com

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in $000s)

	June 30,	December 31,
	2013	2012

Assets
Investment in real estate, net:
Student housing properties	$685,807	$669,387
Accumulated depreciation	(110,258)	(97,820)
Development in process	112,272	50,781
Investment in real estate, net	687,821	622,348
Investment in unconsolidated entities[1]	191,435	22,555
Cash and cash equivalents	8,415	5,970
Restricted cash [2]	128,519	3,902
Student receivables, net	2,244	2,193
Notes receivable[3]	36,245	-
Cost and earnings in excess of construction billings	28,332	23,077
Other assets, net	30,877	16,275
Total assets	$1,113,888	$696,320

Liabilities and equity
Liabilities:
Mortgage and construction loans	$225,108	$218,337
Line of credit and other debt	189,370	75,375
Accounts payable and accrued expenses	59,067	45,634
Construction billings in excess of cost and earnings	1,210	49
Other liabilities	10,633	12,023
Total liabilities	485,388	351,418
Equity:
Preferred stock	$23	$23
Common stock	645	386
Additional common and preferred paid-in capital	677,761	377,180
Accumulated deficit and distributions	(54,547)	(37,047)
Accumulated other comprehensive loss	-	(58)
Total stockholders' equity	623,882	340,484
Noncontrolling interests	4,618	4,418
Total equity	628,500	344,902
Total liabilities and equity	$1,113,888	$696,320

1 As of June 30, 2013, the Company’s investment in Copper Beech equated to an effective 30.0% ownership interest.

2 As of June 30, 2013, includes approximately $86,738 of cash held in escrow for the Copper Beech transaction and approximately $37,902 of cash held in escrow for the Montreal transaction.

3 As of June 30, 2013, includes the Company’s $31,700 loan made to existing investors in Copper Beech.

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CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in $000s, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013[1]	2012	$ Change	2013[1]	2012	$ Change

Revenues:
Student housing rental	$23,482	$17,854	$5,628	$46,464	$35,712	$10,752
Student housing services	1,052	732	320	1,962	1,495	467
Development, construction and management services	14,368	16,803	(2,435)	25,795	31,059	(5,264)
Total revenues	38,902	35,389	3,513	74,221	68,266	5,955
Operating expenses:
Student housing operations	11,126	8,930	2,196	22,057	17,508	4,549
Development, construction and management services	13,657	15,427	(1,770)	24,315	28,885	(4,570)
General and administrative	2,953	2,219	734	5,652	4,545	1,107
Transaction costs[2]	203	0	203	588	0	588
Ground leases	54	56	(2)	108	108	0
Depreciation and amortization	6,659	5,874	785	13,098	11,730	1,368
Total operating expenses	34,652	32,506	2,146	65,818	62,776	3,042
Equity in earnings of unconsolidated entities[3]	1,896	102	1,794	2,306	198	2,108
Operating income	6,146	2,985	3,161	10,709	5,688	5,021
Nonoperating income (expense):
Interest expense, net[4]	(2,789)	(2,201)	(588)	(5,673)	(5,774)	101
Change in fair value of interest rate derivatives	(19)	(55)	36	(73)	(104)	31
Other income[5]	708	(76)	784	798	(74)	872
Total nonoperating expense, net	(2,100)	(2,332)	232	(4,948)	(5,952)	1,004
Net income before income tax benefit (expense)	4,046	653	3,393	5,761	(264)	6,025
Income tax benefit (expense)	(106)	(193)	87	346	(256)	602
Net income (loss)	3,940	460	3,480	6,107	(520)	6,627
Net income (loss) attributable to noncontrolling interests	19	(14)	33	30	(23)	53
Dividends on preferred stock	1,150	1,150	-	2,300	1,814	486
Net income (loss) attributable to common stockholders	$2,771	$(676)	$3,447	$3,777	$(2,311)	$6,088

Net income (loss) per share attributable to common stockholders - Basic and Diluted:	$0.04	$(0.02)		$0.07	$(0.07)

Weighted average common shares outstanding:
Basic	64,512	31,084		55,382	31,004
Diluted	64,948	31,084		55,818	31,004

1 Includes consolidated results from the operations at The Grove at Moscow and The Grove at Valdosta, which were included in equity in earnings of unconsolidated entities prior to the Company's acquisition of its joint venture partner's interest in the properties. The Company's acquisition of The Grove at Moscow and The Grove at Valdosta was completed on July 6, 2012

2 For three months ended June 30, 2013, includes $203 of Copper Beech-related transaction costs. For six months ended June 30, 2013, includes $537 of Copper Beech-related transaction costs and $51 of Toledo, OH-related transaction costs.

3 For three and six months ended June 30, 2013, includes results from the Company’s investment in Copper Beech. The Company made its initial investment on March 18, 2013 and has subsequently made additional investments. The Company's effective ownership interest at June 30, 2013 was approximately 30.0%.

4 For the six months ended June 30, 2012, includes an approximate $960 non-cash charge primarily related to the write-off of unamortized deferred financing fees associated with construction debt paid-off using proceeds from the February 2012 preferred equity offering.

5 For three and six months ended June 30, 2013, includes interest income from the 8.5%, $31,700 loan made to existing investors in Copper Beech on March 18, 2013.

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CAMPUS CREST COMMUNITIES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS TO FUNDS FROM OPERATIONS ("FFO") & NET OPERATING INCOME ("NOI") (unaudited)
(in $000s, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013[1]	2012	$ Change	2013[1]	2012	$ Change

Net income (Loss) attributable to common stockholders	$2,771	$(676)	$3,447	$3,777	$(2,311)	$6,088
Net income (Loss) attributable to noncontrolling interests	19	(14)	33	30	(23)	53
Real estate related depreciation and amortization	6,410	5,804	606	12,706	11,593	1,113
Real estate related depreciation and amortization -
unconsolidated entities	3,624	495	3,129	4,431	988	3,443
FFO available to common shares and OP units[2,3,4]	12,824	5,609	7,215	20,944	10,247	10,697
Elimination of transactions costs	203	-	203	588	-	588
Elimination of FV adjustment of CB debt	(833)	-	(833)	(945)	-	(945)
Elimination of non-cash charge from the write-off of
unamortized deferred financing fees	-	-	-	-	960	(960)
Funds from operations adjusted (FFOA) available to common
shares and OP units	$12,194	$5,609	$6,585	$20,587	$11,207	$9,380

FFO per share - diluted[2,3,4]	$0.20	$0.18	$0.02	$0.38	$0.33	$0.05
FFOA per share - diluted	$0.19	$0.18	$0.01	$0.37	$0.36	$0.01
Weighted average common shares and OP units outstanding - diluted	64,948	31,084		55,818	31,004

	Three Months Ended June 30,			Six Months Ended June 30,
	2013[1]	2012		2013[1]	2012

Net income (Loss) attributable to common stockholders	$2,771	$(676)		$3,777	$(2,311)
Net income (Loss) attributable to noncontrolling interests	19	(14)		30	(23)
Preferred stock dividends	1,150	1,150		2,300	1,814
Income tax benefit (expense)	106	193		(346)	256
Other income (expense)	(708)	76		(798)	74
Change in fair value of interest rate derivatives	19	55		73	104
Interest expense	2,789	2,201		5,673	5,774
Equity in earnings of unconsolidated entities	(1,896)	(102)		(2,306)	(198)
Depreciation and amortization	6,659	5,874		13,098	11,730
Ground lease expense	54	56		108	108
General and administrative expense	2,953	2,219		5,652	4,545
Transaction costs	203	0		588	0
Development, construction and management services expenses	13,657	15,427		24,315	28,885
Development, construction and management services revenues	(14,368)	(16,803)		(25,795)	(31,059)
Total NOI	$13,408	$9,656		$26,369	$19,699
Same store properties NOI[5]	$10,220	$9,656		$20,429	$19,699
New properties NOI[5]	$3,188	$0		$5,940	$0

1 Includes consolidated results from the operations at The Grove at Moscow and The Grove at Valdosta, which were included in equity in earnings of unconsolidated entities prior to the Company's acquisition of its joint venture partner's interest in the properties. The Company's acquisition of The Grove at Moscow and The Grove at Valdosta was completed on July 6, 2012.

2 For three and six months ended June 30, 2013, includes results from the Company’s investment in Copper Beech, including interest income from the 8.5%, $31,700 loan made to existing investors in Copper Beech. The Company made its initial investment on March 18, 2013 and has subsequently made additional investments. The Company's effective ownership interest at June 30, 2013 was approximately 30.0%.

3 For three months ended June 30, 2013, includes $203 of Copper Beech-related transaction costs and an $833 fair value adjustment of Copper Beech’s debt. For six months ended June 30, 2013, includes $537 of Copper Beech-related transaction costs, $51 of Toledo, OH-related transaction costs and a $945 fair value adjustment of Copper Beech’s debt.

4 For the six months ended June 30, 2012, includes an approximate $960 non-cash charge primarily related to the write-off of unamortized deferred financing fees associated with construction debt paid-off using proceeds from the February 2012 preferred equity offering.

5 “Same store” properties are our wholly-owned operating properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us and remaining in service through the end of the latest period presented or period being analyzed. "New properties" are our wholly-owned operating properties that we acquired or placed in service after the beginning of the earliest period presented or period being analyzed.

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Non-GAAP Financial Measures

FFO and FFOA

FFO is a non-GAAP financial measure. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with U.S. GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, in October 2011, NAREIT communicated to its members that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO.

We use FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to FFO published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. FFO should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

FFOA is a non-GAAP financial measure. In addition to FFO, we believe it is also a meaningful measure of our performance to adjust FFO to exclude the write-off of unamortized deferred financing fees, transaction costs and fair value debt adjustments on equity method investments. Excluding the write-off of unamortized deferred financing fees, transaction costs and fair value debt adjustments on equity method investments adjusts FFO to be more reflective of operating results prior to capital replacement or expansion, debt service obligations or other commitments and contingencies.

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NOI

NOI is a non-GAAP financial measure. We calculate NOI by adding back (or subtracting from) to net income (loss) attributable to common stockholders the following expenses or charges: income tax expense, interest expense, equity in loss of unconsolidated entities, preferred stock dividends, depreciation and amortization, transaction costs, ground lease expense, general and administrative expense and development, construction and management services expense. The following income or gains are then deducted from net income (loss) attributable to common stockholders, adjusted for add backs of expenses or charges: equity in earnings of unconsolidated entities, income tax benefit, other income, change in fair value of interest rate derivatives and development, construction and management services revenue. We believe these adjustments help provide a performance measure, when compared year over year, that illustrates the operating results of our wholly-owned properties and captures trends in student housing rental and services income and student housing operating expenses.

NOI excludes multiple components of net income (loss) (computed in accordance with U.S. GAAP) and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations. Therefore, the utility of NOI as a measure of our performance is limited. Additionally, other companies, including other equity REITs, may use different methodologies for calculating NOI and, accordingly, NOI as disclosed by such other companies may not be comparable to NOI published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, NOI should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. NOI should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

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